EXHIBIT 99



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PROXY   SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS  OF  OPTICAL  CABLE
CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 9, 1999

     The undersigned appoints Luke J. Huybrechts and Kenneth W. Harber, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of Optical Cable Corporation on March 9, 1999, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement.

1. Election of Directors

  [ ] FOR the FIVE nominees listed below        [ ] WITHHOLD AUTHORITY to vote
      (except as marked to the contrary            for the FIVE nominees
       below)                                      listed below

     Robert Kopstein, Luke J. Huybrechts, Kenneth W. Harber, Randall H. Frazier, and John M. Holland

     INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:


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2. To ratify the  appointment  of KPMG LLP as  independent  accountants  for the
   Company for fiscal year 1999;

      [ ] FOR this proposal     [ ] AGAINST this proposal     [ ] ABSTAIN

  and

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3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                                      PLEASE  DATE,   SIGN,   AND  RETURN  PROXY
                                      PROMPTLY.  Receipt  of  Notice  of  Annual
                                      Meeting and Proxy Statement is hereby acknowledged

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                                      Shareholder's signature

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                                      Joint Holder's Signature (If applicable)

                                      Date: ____________________________________


When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of directors, FOR proposal 2. above, and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.
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